UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1835 Market Street, Suite 2601

Philadelphia, Pennsylvania, 19103

(Address of Principal Executive Office) (Zip Code)

(267) 270-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2019, Independence Realty Operating Partnership, LP (“IROP”), the limited partnership through which Independence Realty Trust, Inc. (“IRT”) owns its assets and conducts its operations, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”‘) dated as of May 9, 2019 by and among IROP and the subsidiary borrowers named therein, collectively, as borrower, Citibank, N.A. (“Citibank”) and KeyBank National Association (“KeyBank”), as the initial lenders, issuing lenders and swing loan lenders, the other lending institutions party thereto, KeyBank, as administrative agent, Citibank and The Huntington National Bank (“HNB”) as Co-Syndication Agents, Bank of American, N.A. (“BofA”), Capital One, National Association (“Capital One”), Citizens Bank, NA (“Citizens”), Comerica Bank (“Comerica”), PNC Bank, National Association, Regions Bank (“Regions”) and Suntrust Bank as Co-Documentation Agents, Citibank and KeyBanc Capital Markets (“KeyBanc Capital”) as Joint Bookrunners and Citibank, KeyBanc Capital and HNB as Joint Lead Arrangers.  IRT has unconditionally guaranteed all obligations of IROP and the other borrowers under the Credit Agreement.

The Credit Agreement amended and restated in its entirety an existing credit agreement dated as of May 1, 2017 (the “Prior Credit Agreement”) by and among IROP, as borrower, the subsidiary borrowers named therein, Citibank and KeyBank, as the initial lenders, issuing lenders and swing loan lenders, the other lending institutions party thereto, KeyBank, as administrative agent, Citigroup Global Markets Inc. (“Citibank Global”) and HNB, as co-syndication agents, and BofA, Capital One, Citizens, Comerica and Regions,  as co-documentation agents, Citibank Global and KeyBanc Capital, as joint bookrunners and Citibank Global, KeyBanc Capital and HNB, as joint lead arrangers, which provided a $300 million unsecured senior credit facility.  IRT had unconditionally guaranteed all obligations of IROP and the other borrowers under the Prior Credit Agreement.

The Credit Agreement provides a $350 million senior unsecured revolving line of credit (the “Revolving Credit Loan”).  Up to 10% of the Revolving Credit Loan is available for swingline loans, and up to 10% of the Revolving Credit Loan is available for the issuance of letters of credit (together with the Revolving Credit Loan, collectively, the “Facility”). Additionally, IROP has the right to request an increase in the aggregate amount of the Facility to up to $600 million, subject to certain terms and conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Credit Agreement, to provide such increased amounts.  Any such increase must be in increments of at least $25 million, and each such increase may be designated as a single incremental term loan (each such term loan an “Incremental Term Loan Facility”) at IROP’s option in accordance with the Credit Agreement.  The maturity date on the borrowings outstanding under the Revolving Credit Loan is May 9, 2023; provided, that IROP has the option to extend borrowings under the Revolving Credit Loan for two additional six-month periods subject to certain terms and conditions, including payment of  an extension fee. The maturity date of any Incremental Term Loan Facility is five (5) years after the date that such Incremental Term Loan Facility is made available to IROP.  IROP may prepay the Facility, in whole or in part, at any time without fee or penalty, except for breakage costs associated with LIBOR borrowings. The Credit Agreement contains customary representations and warranties, financial covenants, negative and affirmative covenants and events of default.

Borrowings under the Facility will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 125 to 200 basis points, or (ii) a base rate plus a margin of 25 to 100 basis points. The applicable margin will be determined based upon IROP’s leverage ratio. The Facility requires monthly payments of interest only, but requires mandatory prepayments under certain circumstances, as set forth in the Credit Agreement.  At the time of closing, based on IROP’s leverage ratio, the margin spread to LIBOR was 155 basis points, which is 5 basis points less than IROP’s previous margin spread under the Prior Credit Agreement.

Certain of the banks and financial institutions that are parties to the Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to IRT and IROP and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Credit Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

In connection with the execution of the Credit Agreement, on May 9, 2019 the Company issued a press release, which is attached as Exhibit 99.1 hereto. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1

Amended and Restated Credit Agreement dated as of May 9, 2019, by and among Independence Realty Operating Partnership, LP and the subsidiary borrowers named therein, collectively, as borrower, Citibank, N.A. (“Citibank”) and KeyBank National Association (“KeyBank”), as the initial lenders, issuing lenders and swing loan lenders, the other lending institutions party thereto, KeyBank, as administrative agent, Citibank and the Huntington National Bank ("HNB") as Co-Syndication Agents, Bank of American, N.A., Capital One, National Association, Citizens Bank, NA, Comerica Bank, PNC Bank, National Association, Regions Bank and Suntrust Bank as Co-Documentation Agents, Citibank and KeyBanc Capital Markets (“KeyBanc Capital”) as Joint Bookrunners and Citibank, KeyBanc Capital and HNB as Joint Lead Arrangers.

99.1	Press release, dated May 9, 2019, issued by Independence Realty Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Realty Trust, Inc.

Date: May 9, 2019	By:	/s/ James J. Sebra
James J. Sebra
Chief Financial Officer and Treasurer